EXHIBIT 99.1
NEWS RELEASE – February 19, 2007
For information, call:
Ken Golden
Director, Strategic Public Relations
309-765-5678
Deere agrees to acquire LESCO, Inc., leader in landscape consumables
     MOLINE, IL (February 19, 2007) — Deere & Company (NYSE: DE) and LESCO, Inc. (NASDAQ: LSCO) announced today that they have entered into a definitive merger agreement for Deere to acquire LESCO for $14.50 per common share in cash.
     LESCO, a Cleveland, Ohio-based company, is a leading supplier of consumable products, such as fertilizer, seed and chemicals, for lawn maintenance professionals and golf course superintendents. Upon closing, the company will become part of John Deere Landscapes, a leading wholesale distributor of irrigation, nursery, lighting and landscape materials in the United States.
     “This plan is consistent with Deere’s growth aspirations,” said Nate Jones, president, Commercial & Consumer Division. “We seek business opportunities that bring new customers to John Deere and that offer new products and services to our existing customers. We have a strong commitment to serve professional landscaping and golf course customers.”
     Jeffrey Rutherford, LESCO’s president and chief executive officer, said, “We are pleased to announce this transaction, and we believe it enables shareholders to receive the benefit of our efforts to increase shareholder value. In addition, customers of both LESCO and John Deere benefit because of this decision. LESCO, a strong leader in its segment of the market, now joins with John Deere to provide a more complete set of products and services.”
     The transaction will roughly double the number of store locations for John Deere Landscapes with the addition of LESCO’s 332 stores, strengthening its presence across the U.S. and especially in the eastern seaboard states.
     “Commercial landscape and lawn care professionals seek business partners who assist them in growing their businesses,” said Dave Werning, president of John Deere Landscapes. “The addition of LESCO to our company will enable John Deere Landscapes to continue helping customers be more profitable and productive.”
     The combination of LESCO and John Deere Landscapes will significantly increase the volume of consumable products sold by John Deere Landscapes; will expand the customer base for both LESCO and John Deere Landscapes products and services; and will complement John Deere’s work in the Golf & Turf One Source business, which focuses on bringing total solutions to those who maintain golf course properties.
     The transaction is subject to customary closing conditions, including approval of LESCO’s shareholders and regulatory approval, and is expected to close during the second calendar quarter of 2007. LESCO’s board of directors has unanimously approved the merger agreement and recommends that LESCO’s shareholders adopt the merger agreement.
     Merrill Lynch & Co. acted as financial advisors to Deere & Company in connection with this transaction. William Blair & Company and Western Reserve Partners LLC served LESCO as financial advisors.
About LESCO, Inc.
     LESCO, Inc. (NASDAQ: LSCO) is a leading provider of products for the professional green and pest control industries. LESCO serves customers worldwide, through 332 LESCO Service Center locations, 114 LESCO Stores-on-Wheels vehicles, and other direct sales efforts. Additional information about LESCO can be found on the Internet at www.lesco.com.
About Deere & Company
     Deere & Company (NYSE: DE) is the world’s leading manufacturer of agricultural and forestry equipment, a major manufacturer of construction equipment, and a leading supplier of equipment used in lawn, grounds and turf care. John Deere also manufactures and markets engines used in heavy equipment and provides landscape and worldwide financial services. Since it was founded in 1837, the company has extended its heritage of integrity, quality, commitment and innovation around the globe.
Forward-Looking Statements
     This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements and can be identified by the use of terminology such as: believe, hope, may, anticipate, should, intend, plan, will, expect, estimate, continue, project, positioned, strategy and similar expressions. All forward-looking statements speak only as of the date of this press release. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of Deere, LESCO and their affiliates or industry results or the benefits of the proposed merger to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, adoption of the merger agreement by the shareholders of LESCO, the satisfaction of closing conditions to the merger, difficulties encountered in integrating the companies and the effects of general and local economic conditions. In light of these risks, uncertainties and other factors, you are cautioned not to place undue reliance on these forward-looking statements. Other risks and uncertainties to which the companies are subject and which could impact the forward-looking statements contained herein are included in each company’s filings with the Securities and Exchange Commission (“SEC”). The companies assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
Additional Information and Where to Find It:
     In connection with the proposed transaction, a proxy statement of LESCO and other materials will be filed with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LESCO AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about LESCO at http://www.sec.gov, the SEC’s free website. Free copies of LESCO’s SEC filings are also available on its website, http://www.lesco.com.
Participants in the Solicitation:
     LESCO and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from LESCO’s shareholders with respect to the proposed transaction. INFORMATION REGARDING LESCO’S EXECUTIVE OFFICERS AND DIRECTORS IS SET FORTH IN THE COMPANY’S PROXY STATEMENT FILED ON APRIL 7, 2006. More detailed information regarding the identity of potential participants, and their direct or indirect interest, by securities holdings or otherwise, will be set forth in the proxy statement and other material to be filed with the SEC in connection with the proposed transaction.

3